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                              Exhibit 21.01
                        Subsidiaries of the Registrant
                            The Hunter Group, Inc.

  State/Jurisdiction                        Subsidiary
   of Incorporation
---------------------                        ----------

   Delaware                           The Hunter Group International, Inc.
    Canada                            THG Consulting, Inc.
     U.K.                             Hunter Consulting Associates Limited
   Australia                          Hunter Consulting Associates PTY Limited
   Singapore                          The Hunter Group (Singapore) PTE LTD.